UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2024

TenX Keane Acquisition

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41534	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

420 Lexington Ave, Suite 2446
New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 627-0058

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right	TENKU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	TENK	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive two-tenths of one ordinary share	TENKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure included under Item 2.03 is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Pursuant to the third amended and restated memorandum and articles of association (the “Charter”) of TenX Keane Acquisition (the “Company”), the Company had until April 18, 2024 to consummate its business combination, provided however that the Company was able to subsequently extend the period of time to consummate a business combination up to seven (7) times for an additional one (1) month each time from April 18, 2024 to November 18, 2024, if requested by 10XYZ Holdings LP, the sponsor of the Company (the “Sponsor”), subject to the Sponsor or its designee, depositing the lesser of (i) $66,667 or (ii) $0.03 per public share, for each month during the subsequent additional one (1) month extensions from April 18, 2024 to November 18, 2024, that is needed to complete an initial business combination.

As previously disclosed, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated October 23, 2023, by and among the Company, TenX Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Citius Pharmaceuticals, Inc., a Nevada corporation (“Citius Pharma”), and Citius Oncology, Inc., a Delaware corporation and wholly owned subsidiary of Citius Pharma (“Citius Oncology”), to acquire Citius Oncology and, pursuant to the terms of the Merger Agreement, the Sponsor designated Citius Pharma as its designee to make the Contribution (as defined below).

Additionally, and also as previously disclosed, three (3) of the possible seven (7) time extensions have been effected, on April 26, 2024, May 17, 2024, and June 17, 2024, respectively. On each such date, Citius Pharma deposited $66,667 into the trust account of the Company to extend the timeline to complete a business combination for an additional one (1) month period.

Further to the above, on July 17, 2024, Citius Pharma deposited $66,667 into the trust account of the Company (the “Contribution”) to extend the timeline to complete a business combination for an additional one (1) month period from July 18, 2024, to August 18, 2024 (the “Extension”). Such deposit of the Contribution is evidenced by an unsecured promissory note (the “Note”) issued by the Company in the principal amount of $66,667 to Citius Pharma. The Note bears no interest and is repayable in full per the terms of the Merger Agreement.

The foregoing description of the Note is qualified in its entirety by reference to the text of the Note, a copy of which is attached as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

10.4	Promissory Note, dated July 17, 2024, by and between TenX Keane Acquisition and Citius Pharmaceuticals, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2024	TenX Keane Acquisition

	By:	/s/ Xiaofeng Yuan
	Name:	Xiaofeng Yuan
	Title:	Chief Executive Officer and Chairman